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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                         PRINCIPAL STOCKHOLDER'S ESCROW
                         AND CONTINGENT STOCK AGREEMENT


         This Amended and Restated Escrow and Contingent Stock Agreement (this "Agreement") is entered into effective as of October 26, 1999, regardless of its actual date of execution, among PentaStar Communications, Inc., a Delaware corporation ("PentaStar" or the "Escrow Agent"), OC Mergerco 1, Inc., a Delaware corporation (the "Acquiror"), and Jeffrey Veres ("Veres"), who is the principal stockholder of DMA Ventures, Inc., a Colorado corporation ("Access") (collectively, the "Parties").

                                    RECITALS

1. The Parties are party to a Principal Stockholder's Escrow and Contingent Stock Agreement dated October 26, 1999 (the "Original Agreement"). The parties are entering into this Agreement for the purpose of amending and restating the Original Agreement in its entirety.

2. PentaStar, the Acquiror, Access, and Veres are parties to an agreement and plan of merger dated August 13, 1999, under which Access will be merged into the Acquiror in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Merger Transaction").

3. In the Merger Transaction, Veres will receive 205,000 shares of PentaStar common stock and $500,000 of cash in return for his shares of Access.

4. At the time of the Merger Transaction, the value of Access cannot be determined with certainty.

5. The purpose of this Agreement is to provide for certain adjustments in the amount of stock consideration Veres will receive in the Merger Transaction.

         NOW, THEREFORE, the parties to this Agreement agree as follows:

                              ARTICLE 1: DIRECTIONS

1.1      ESCROWED PROPERTY:

         Veres will deposit with the Escrow Agent 68,265 shares of PentaStar common stock (the "Shares"), which will be held by the Escrow Agent in a separate account the sole assets of which will consist of the Shares and certain shares of PentaStar common stock issued in connection with the acquisition by PentaStar of certain other businesses (the "Escrow Account"). The certificates for the Shares shall be delivered with appropriate stock powers duly executed in blank.



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1.2      INSTRUCTIONS:

         The Escrow Agent shall hold and disburse the Shares pursuant to the instructions set forth in Schedule A, attached hereto and incorporated herein by reference.

1.3      ASSIGNMENT OF INTEREST:

         The assignment, transfer, conveyance, or hypothecation of any right, title, or interest in and to the subject matter of this Agreement is prohibited by any party, and no such assignment, transfer, conveyance, or hypothecation will be given effect.

                    ARTICLE 2: RIGHTS OF VERES IN THE SHARES

         During the term of this Agreement, (i) the Shares shall be reflected as issued and outstanding on PentaStar's financial statements and other books and records; (ii) Veres shall have all ownership rights with respect to the Shares, including rights to vote such Shares and rights to any dividends paid by PentaStar with respect to the Shares, and the books and records of PentaStar will reflect such ownership. Upon the death or termination of employment of Veres, the Shares will remain in the Escrow Account subject to disbursement to Veres's legal heirs in accordance with Schedule A.


                  ARTICLE 3: PROVISIONS CONCERNING ESCROW AGENT

3.1      ESCHEAT:

         The Parties are aware that under Colorado law, escrowed property which is presumed abandoned may escheat to the State. The Escrow Agent shall have no liability to Veres, his respective heirs, legal representatives, and successors, should any or all of the Shares become escheatable or escheat by operation of law.

3.2      NON-LIABILITY:

         The Escrow Agent shall not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. Any act or omission by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall have the right to consult with counsel at its expense whenever any question arises concerning the Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in Schedule A and/or in any document deposited under this Agreement pursuant to any statute of limitations or by reason of laches. The Escrow Agent shall have no further responsibility or liability whatsoever to Veres following a partial or complete distribution of the Shares pursuant to this Agreement. The Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instructions provided for in this Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein. The Escrow Agent shall not be responsible or liable for any diminution in value of the Shares, whatsoever, for any reason.


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3.3      DISAGREEMENTS:

         If any disagreement or dispute arises between the Parties to this Agreement concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, the Escrow
         Agent:

         a. Shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process, court order or indemnification; and

         b. May, in its sole and absolute discretion, interplead the Shares or that portion of Shares it then holds with the District Court of the City and County of Denver, State of Colorado, and name the Parties in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Shares. The Parties by signing this Agreement submit themselves to the jurisdiction of such Court and do appoint the Clerk of such Court as their agent for the service of all process in connection with such proceedings. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described in Section 3.2 of this Article.

                     ARTICLE 4: GENERAL TERMS AND CONDITIONS

4.1      EXTENSION OF BENEFITS:

         Subject to Section 1.3, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors, and assigns of all the Parties and the Escrow Agent.

4.2      GOVERNING LAW:

         This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to the provisions of the laws of the State of Colorado or any other State regarding conflicts of laws.

4.3      NOTICES:

         All notices, requests, demands, and other communications required under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given on the date such notice is deposited in the United States mail. If any notice is personally delivered, it shall be deemed given upon the date of such delivery. If notice is given to a party, it shall be mailed or delivered to the addresses set forth below the signature blocks. It shall be the responsibility of the Parties to notify the Escrow Agent in writing of any name or address changes.

4.4      ENTIRE AGREEMENT:

         With respect to the subject matter hereof, this Agreement sets forth the entire agreement and understanding of the Parties.


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4.5      AMENDMENT:

         This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties.

4.6      WAIVERS:

         The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

4.7      HEADINGS:

         Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms of provisions of this Agreement.

4.8      COUNTERPARTS:

         This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

4.9      ARBITRATION.

         Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, the it shall be before the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by



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         the arbitrator, all reasonable costs and expenses, including fees and expenses of arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

          IN WITNESS WHEREOF, the Parties to this Agreement have each caused this Agreement to be duly executed on this 12 day of January, 2000, but effective as of October 26, 1999.


PENTASTAR COMMUNICATIONS, INC.


/s/ Craig J. Zoellner                       /s/ Jeffrey Veres
---------------------------------           -----------------------------------
By: Craig J. Zoellner                       JEFFREY VERES
Its:  Vice President


OC MERGERCO 1, INC.


/s/ Craig J. Zoellner
---------------------------------
By: Craig J. Zoellner
Its: Vice President



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                       SCHEDULE A TO THE ESCROW AGREEMENT

                         DISBURSEMENT OF THE SHARES AND
                POTENTIAL ISSUANCE OF ADDITIONAL PENTASTAR SHARES

1. Upon the occurrence of the earlier of (i) a sale of substantially all of the assets of all of or the outstanding stock of PentaStar, or (ii) October 26, 2004 (the "Valuation Event"), the number of Adjusted Shares shall be determined pursuant to the formula set forth below.

2. If the number of Adjusted Shares exceeds the number of Shares, (a) the Escrow Agent shall distribute all of the Shares to Veres within 60 days of the date of the Valuation Event; and (b) within such 60 day period, PentaStar shall issue to Veres additional shares of PentaStar common stock equal to such excess (the "Additional Shares"). The Parties agree that a portion of the Additional Shares shall be treated as imputed interest under Section 483 of the Internal Revenue Code and reported as interest for all applicable tax purposes. Notwithstanding the foregoing, in no event shall the number of Additional Shares exceed the number of shares of PentaStar common stock issued to Veres at the closing in the Merger Transaction but not deposited in the Escrow Account.

3. If the number of Shares exceeds the number of Adjusted Shares, then within 60 days of the date of the Valuation Event, (a) the Escrow Agent shall retain such excess number of Shares and (b) the Escrow Agent shall distribute the remainder of the Shares (which shall equal the number of Adjusted Shares), to Veres.

4. The number of Adjusted Shares shall be calculated under the following formula:

    Adjusted Shares = (Total Escrowed Shares) x (Veres Percentage)

Veres Percentage = Veres' Adjusted EBITA
                   ---------------------
      Total Operating Partner EBITA

Veres Adjusted EBITA = (26.77%) x (Access Measurement Period EBITA)

Access Measurement Period EBITA = The lesser of (i) Access' earnings before interest, income taxes, and amortization (determined in accordance with generally accepted accounting principles) for the twelve-month period ending on the date of termination of Veres' employment with PentaStar or (ii) Access' earnings before interest, income taxes, and amortization (determined in accordance with generally accepted accounting principles) for the twelve-month period ending on date of the Valuation Event. In any case, if the Valuation Event occurs before termination of Veres' employment, the Access Measurement Period EBITA shall be the twelve-month period ending on the Valuation Date. For these purposes, Access' earnings will include earnings of Access (and its subsidiaries, if any) before and after the acquisition of Access by PentaStar, and, if Access is merged into PentaStar, Access earnings shall include those earnings of PentaStar attributable to the metropolitan area in which Access operated prior to such merger.

Total Escrowed Shares = the total number of shares of PentaStar common stock received by Principal Shareholders prior to the date of the Valuation Event, which Shares are placed in the Escrow Account under escrow agreements similar to this Agreement.

Principal Shareholders = those owners of a business (including Access) acquired by PentaStar (whether through a stock or other equity interest acquisition, a merger, an asset acquisition or otherwise) prior to the date of the Valuation Event who are active in the operation of such business both before and after such acquisition, and who enter into an



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agreement, the terms and conditions of which are substantially similar to this
Agreement.

Total Operating Partner EBITA = the total Adjusted EBITA of all Principal Shareholders (including Veres), where the Adjusted EBITA for each such Principal Shareholder is calculated in the same manner as the Veres Adjusted EBITA is calculated, as described above.

                                    EXAMPLES

EXAMPLE 1: Assume that all of the outstanding stock of PentaStar is sold on December 31, 2003. Assume further that Access EBITA for 2003 = $3 million, and that total Operating Partner EBITA (as defined above) for 2003 is $10 million. Also, assume that 1 million total shares of PentaStar common stock (including the Shares) are placed in the Escrow Account by all Principal Shareholders. The Veres Adjusted EBITA = 26.77% X $3 million, which equals $803,100. The Veres Percentage = $803,100 over $10 million, which = 8.03%. The number of Adjusted Shares for Veres = 1 million (the total number of Shares placed in escrow) X
0.0803 (the Veres Percentage), which = 80,310. Consequently, Veres will receive the Shares back from the Escrow Account, plus 12,045 additional shares of PentaStar common stock directly from PentaStar.

EXAMPLE 2: Assume that all of the outstanding stock of PentaStar is sold on December 31, 2003. Assume further that Access EBITA for 2003 = $1 million, and that total Operating Partner EBITA (as defined above) for 2003 is $10 million. Also, assume that 1 million total shares of PentaStar common stock (including the Shares) are placed in the Escrow Account by all Principal Shareholders. The Veres Adjusted EBITA = 26.77% X $1 million, which equals $267,700. The Veres Percentage = $267,700 over $10 million, which = 2.68%. The number of Adjusted Shares for Veres = 1 million (the total number of Shares placed in escrow) X
0.0268 (the Veres Percentage), which = 26,770. Consequently, Veres will receive 26,770 of the Shares back, and the remaining 41,495 Shares will be retained by PentaStar.